Exhibit 99.1

Final NEWS RELEASE

Kinetik Announces $1.0 Billion Sustainability-Linked Senior Notes Offering

MIDLAND/HOUSTON, June 1, 2022 – Kinetik Holdings Inc. (NASDAQ: KNTK) (“Kinetik”) announced today that its subsidiary, Kinetik Holdings LP (the “Issuer”), intends to offer $1.0 billion aggregate principal amount of sustainability-linked senior notes due 2030 (the “Senior Notes”) in an offering (the “Offering”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes will be fully and unconditionally guaranteed by Kinetik.

The Issuer intends to use the net proceeds from the Offering, together with borrowings under a new 3-year unsecured term loan facility with a group of commercial banks, to refinance all of its existing consolidated indebtedness.

The interest rate on the Senior Notes will be linked to Kinetik’s performance against sustainability performance targets related to greenhouse gas (“GHG”) and methane emissions reduction targets and the representation of women in corporate officer positions. Those targets are set forth in Kinetik’s recently published Sustainability-Linked Financing Framework (the “Framework”). Kinetik published the Framework on May 16, 2022 and obtained a second party opinion (“SPO”) on the Framework from ISS ESG. The Framework and the SPO are available on Kinetik’s website.

The Senior Notes have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

The Senior Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Offering may be made only by means of an offering memorandum.

ANNOUNCES BOND OFFERING— PAGE 2 of 2

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Houston and Midland, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about Kinetik’s future plans, expectations, and objectives for Kinetik’s operations, including statements about strategy, synergies, and future operations, the Offering and the use of proceeds therefrom. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the period ended March 31, 2022. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Kinetik Investors:                            (713) 487-4832        Maddie Wagner

Website:        www.kinetik.com

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